Exhibit 99.2
Employment Agreement
          This Agreement is entered into as of August 9, 2006, by and between Stephen Bennion (the “Employee”) and Selectica, Inc., a Delaware corporation (the “Company”).
          1. Duties and Scope of Employment.
          (a) Position. For the term of his employment under this Agreement (the “Employment”), the Company agrees to employ the Employee in the position of Chief Executive Officer. The Employee shall report to the Company’s Board of Directors (the “Board”).
          (b) Obligations to the Company. During his Employment, the Employee shall devote his full business efforts and time to the Company. During his Employment, without the prior written approval of the Board, the Employee shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of any other person or entity or as a shareholder owning more than five percent of the stock of any other corporation. The Employee shall comply with the Company’s policies and rules, as they may be in effect from time to time during his Employment. The Employee represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement.
          2. Cash and Incentive Compensation.
          (a) Salary. The Company shall pay the Employee as compensation for his services a base salary at a gross annual rate of not less than $340,000. Such salary shall be payable in accordance with the Company’s standard payroll procedures. (The annual compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as “Base Salary.”)
          (b) Incentive Bonuses. After the Company attains profitability, the Employee shall be eligible to be considered for an annual incentive bonus. Such bonus (if any) shall be awarded based on objective or subjective criteria established in advance by the Board or its Compensation Committee. The determinations of the Board or its Compensation Committee with respect to such bonus shall be final and binding. Except as expressly provided in this Agreement, the Employee shall not be entitled to an incentive bonus if he is not employed by the Company on the date when such bonus is payable.
          (c) Stock Option. The Company shall grant the Employee additional stock options covering 400,000 shares of the Company’s Common Stock (the “Options”). The Compensation Committee of the Board shall approve the grant of the Options on a date (the “Approval Date”) as soon as reasonably practicable on or after the date of this Agreement. The Options shall be effective on the earliest Permissible Trading Day (the “Effective Date”) that occurs on or after the Approval Date. (Certain capitalized terms are defined in Section 11 below.) The exercise price per share of the Options shall be equal to the closing price per share of the Company’s

Common Stock on the Effective Date. The term of the Options shall be 10 years, subject to earlier expiration in the event of the termination of the Employee’s Employment. The Options shall become exercisable for 1/48th of the total number of shares as the Employee completes each month of continuous service following the Approval Date. The Options shall become exercisable in full if (i) the Company is subject to a Change in Control and (ii) the Employee, within 12 months after such Change in Control, is subject to an Involuntary Termination. The grant of the Options shall be subject to the other terms and conditions set forth in the Company’s 1999 Equity Incentive Plan, as amended (the “Plan”), and the Company’s standard form of Stock Option Agreement. However, only Options covering 330,000 shares shall be granted under the Plan, and the balance shall be granted outside the Plan.
          (d) Restricted Shares. The Company shall grant the Employee 100,000 restricted shares of the Company’s Common Stock under the Plan (the “Shares”). The Compensation Committee of the Board shall approve the grant of the Shares on the Approval Date. All of the Shares shall vest on the earliest Permissible Trading Day after the close of the second consecutive fiscal quarter for which the Company’s consolidated financial statements, as reported on a Form 10-K or Form 10-Q filed with the Securities and Exchange Commission, show that the Company earned net income. In addition, (i) 50% of the Shares shall become vested if the Company is subject to a Change in Control and (ii) 50% of the Shares shall become vested if (A) the Company is subject to a Change in Control and (B) the Employee, within 12 months after such Change in Control, is subject to an Involuntary Termination. The grant of the Shares shall be subject to the other terms and conditions set forth in the Plan and the Company’s form of Restricted Stock Agreement.
          3. Vacation and Employee Benefits. During his Employment, the Employee shall be eligible for paid vacations in accordance with the Company’s vacation policy, as it may be amended from time to time. During his Employment, the Employee shall be eligible to participate in the employee benefit plans maintained by the Company, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.
          4. Business Expenses. During his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company’s generally applicable policies.
          5. Term of Employment.
          (a) Termination of Employment. The Company may terminate the Employee’s Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Employee notice in writing. The Employee may terminate his Employment by giving the Company 30 days’ advance notice in writing. The Employee’s Employment shall terminate automatically in the event of his death. The termination of the Employee’s Employment shall not limit or otherwise affect his obligations under Section 7.

          (b) Employment at Will. The Employee’s Employment with the Company shall be “at will,” meaning that either the Employee or the Company shall be entitled to terminate the Employee’s Employment at any time and for any reason, with or without Cause. Any contrary representations that may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the “at will” nature of the Employee’s Employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Company.
          (c) Rights upon Termination. Except as expressly provided in Section 6, upon the termination of the Employee’s Employment, the Employee shall only be entitled to the compensation, benefits and expense reimbursements that the Employee has earned under this Agreement before the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.
          6. Termination Benefits.
          (a) General Release. Any other provision of this Agreement notwithstanding, Subsections (b), (c) and (d) below shall not apply unless the Employee:
          (i) Has executed a general release of all claims in the form prescribed by the Company, without alterations;
          (ii) Has returned all property of the Company in the Employee’s possession; and
          (iii) Has resigned as a member of the Board, if the Board has requested his resignation.
          (b) Discharge. The Company shall pay the Employee his Base Salary for a period of 12 months following the termination of his Employment if (i) the Company terminates the Employee’s Employment for any reason other than Cause or Permanent Disability and (ii) Subsection (c) below does not apply. Such Base Salary shall be paid at the rate in effect at the time of the termination of Employment and in accordance with the Company’s standard payroll procedures.
          (c) Involuntary Termination after Change in Control. The Company shall pay the Employee his Base Salary for a period of 18 months following the termination of his Employment if (i) the Company is subject to a Change in Control and (ii) the Employee, within 12 months after such Change in Control, is subject to an Involuntary Termination. In addition, if the preceding sentence applies, the Company shall also continue the Employee’s group insurance coverage (to the extent permitted by the Company’s group insurance policies) for such period of 18 months or, if earlier, until the date when the Employee receives substantially equivalent coverage in connection with new employment or self-employment. If the Company’s group health insurance policy does not permit the continuation of the Employee’s coverage and if he elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for himself and, if applicable, his dependents following the termination of his Employment, then the Company shall pay the monthly premium under COBRA for the Employee and, if applicable, such dependents until the earliest of (i) the close of such period of 18 months, (ii) the expiration of the Employee’s continuation coverage under COBRA or (iii) the date when the Employee receives substantially equivalent health insurance coverage in connection with new employment or self-employment.
          (d) Bonus. If the Company continues the Employee’s Base Salary under Subsection (b) or (c) above, then the Company shall also pay the Employee a pro rata portion of the incentive bonus (if any) that he would have received under Section 2(b) for the year in which his Employment terminates. Such pro rata portion shall be paid when the Company’s executives who are still employed receive their bonuses.
          (e) Savings Clause. The severance payments under this Section 6 shall in no event commence prior to the earliest date permitted by Section 409A(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). If the commencement of such severance payments must be delayed, as determined by the Company, then the deferred installments shall be paid in a lump sum on the earliest practicable date permitted by Section 409A(a)(2) of the Code.
          7. Non-Solicitation and Non-Disclosure.
          (a) Non-Solicitation. During the period commencing on the date of this Agreement and continuing until the first anniversary of the date when the Employee’s Employment terminated for any reason, the Employee shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Employee’s own behalf or on behalf of any other person or entity) either (i) the employment of any employee or consultant of the Company or any of the Company’s affiliates or (ii) the business of any customer of the Company or any of the Company’s affiliates.
          (b) Non-Disclosure. The Employee has entered into a Proprietary Information and Inventions Agreement with the Company, which is incorporated herein by this reference.
          8. Successors.
          (a) Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets that becomes bound by this Agreement.
          (b) Employee’s Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
          9. Arbitration. Any controversy or claim arising out of this Agreement and any and all claims relating to the Employee’s Employment with the Company shall be settled by final and binding arbitration. The arbitration shall take place in Santa Clara County or, at the Employee’s option, the County in which the Employee primarily worked when the arbitrable dispute or claim first arose. The arbitration shall be administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. Any award or finding shall be confidential. The Employee and the Company agree to provide one another with reasonable access to documents and witnesses in connection with the resolution of the dispute. The Employee and the Company shall share the costs of arbitration equally, except that the Company shall bear the cost of the arbitrator’s fee and any other type of expense or cost that the Employee would not be required to bear if the Employee were to bring the dispute or claim in court. Each party shall be responsible for its own attorneys’ fees, and the arbitrator may not award attorneys’ fees unless a statute or contract at issue specifically authorizes such an award. This Section 9 shall not apply to claims for workers’ compensation benefits or unemployment insurance benefits. Injunctive relief and other provisional remedies shall be available in accordance with Section 1281.8 of the California Code of Civil Procedure.
          10. Miscellaneous Provisions.
          (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.
          (b) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
          (c) Whole Agreement. This Agreement supersedes the offer letter dated September 16, 1999, and the Employment Agreement entered into by the Company and the Employee as of January 1, 2003. No other agreements, representations or understandings (whether oral or written and whether express or implied) that are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof.
          (d) Withholding Taxes. All payments and grants made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.
          (e) Choice of Law and Severability. This Agreement shall be interpreted in accordance with the laws of the State of California (except their provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any applicable jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is rendered illegal by any present or future statute, law, ordinance or regulation (collectively the “Law”), then such provision shall be curtailed or limited only to the minimum extent necessary to bring such provision into compliance with the Law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.
          (f) No Assignment. This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company’s obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company’s assets to such entity.
          (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          11. Definitions.
          (a) Cause. For all purposes under this Agreement, “Cause” shall mean the commission of any act of fraud, embezzlement or dishonesty; any unauthorized use or disclosure of confidential information or trade secrets of the Company (or any parent or subsidiary of the Company); or any other intentional misconduct adversely affecting the business or affairs of the Company (or any parent or subsidiary of the Company) in a material manner.
          (b) Change in Control. For all purposes under this Agreement, “Change in Control” shall mean:
          (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;
          (ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets;
          (iii) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

          (A) Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”); or
          (B) Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (I) the Original Directors who were in office at the time of their appointment or nomination and (II) the directors whose appointment or nomination was previously approved in a manner consistent with this Subparagraph (B); or
          (iv) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (iv), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of such Act but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
          (c) Involuntary Termination. For all purposes under this Agreement, “Involuntary Termination” shall mean a termination of the Employee’s service that occurs by reason of (i) his involuntary dismissal or discharge by the Company for reasons other than Cause or (ii) his voluntary resignation following (A) a change in his position with the Company that materially reduces his level of responsibility, (B) a reduction in his level of Base Salary or (C) a relocation of his place of employment by more than 35 miles, provided and only if such change, reduction or relocation is effected by the Company without his consent.
          (d) Permanent Disability. For all purposes under this Agreement, “Permanent Disability” shall mean the Employee’s inability to perform the essential functions of the Employee’s position, with or without reasonable accommodation, for a period of at least 120 consecutive days because of a physical or mental impairment.
          (e) Permissible Trading Day. For all purposes under this Agreement, “Permissible Trading Day” shall mean a day that satisfies each of the following requirements:
          (i) The primary securities market on which the Company’s Common Stock is traded is open for trading on such day;

          (ii) The Employee is permitted to sell shares of the Company’s Common Stock on such day without incurring liability under Section 16(b) of the Securities Exchange Act of 1934, as amended;
          (iii) The Employee is not in possession of material non-public information that would make it illegal for him to sell shares of the Company’s Common Stock on such day under Rule 10b-5 of the Securities and Exchange Commission, and Rule 10b5-1 of the Securities and Exchange Commission is not applicable;
          (iv) The Employee is permitted to sell shares of the Company’s Common Stock on such day under the Company’s written Insider Trading Policy; and
          (v) The Employee is not prohibited from selling shares of the Company’s Common Stock on such day by a written agreement between him and the Company or between him and a third party.
          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

/s/ Stephen Bennion

Selectica, Inc.

By	/s/ Mark Tisdel

Title:	Vice President-Controller